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                                                                    Exhibit 10.1


                        COVENANT NOT TO COMPETE AGREEMENT

         THIS COVENANT NOT TO COMPETE AGREEMENT (the "Agreement") is made and entered into as of ________, 2001, between Star Services Group, Inc., a Florida corporation (the "Company"); and [JACK R. CASAGRANDE/PATRICK F. MARZANO/FRANK P. MARZANO/RICK CASAGRANDE] ("Executive").

                                    RECITALS

         A. Executive is an officer, director and/or employee of the Company. The Company and its subsidiaries operate solid waste collection, transfer, disposal and recycling services businesses (the "Businesses") in Florida.

         B. The Company, Allied Waste North America, Inc. ("Parent"), and Sage Acquisition Corporation ("Purchaser") are parties to that certain Agreement and Plan of Merger ("Merger Agreement") dated May 25, 2001, whereby Purchaser shall merge with and into the Company and the Company shall be the surviving entity of such merger.

         C. To induce Parent and Purchaser to consummate the transactions contemplated by the Merger Agreement, and in exchange for the consideration set forth in Section 2 of this Agreement, Executive has agreed to forego certain rights to compete with the Company and its affiliated corporations, including those companies that shall become affiliates of the Company after the merger (the "Affiliated Corporations"), on the terms and subject to the conditions set forth in this Agreement.

         D. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. NONCOMPETE DEFINITIONS. For purposes of this Agreement, the terms listed below shall have the following meanings:

                  (a) "Area" means the following counties in the State of
Florida: Collier, Monroe, Dade, Broward, Palm Beach, Brevard and St. Lucie.

                  (b) "Customers" means individuals, partnerships, firms, corporations, limited liability companies, associations, trusts, unincorporated organizations, governmental entities or other entities ("Persons") (i) to which the Company, any of its Affiliated Corporations or Executive has provided waste services or (ii) that the Company, any of its Affiliated Corporations or Executive has solicited with respect to the provision of waste services.

                  (c) "Time Period" means the period beginning as of the date of this Agreement and ending seven years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time Period shall mean the period beginning as of the date of this Agreement and ending six years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time




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Period shall mean the period beginning as of the date of this Agreement and ending five years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time Period shall mean the period beginning as of the date of this Agreement and ending four years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time Period shall mean the period beginning as of the date of this Agreement and ending three years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time Period shall mean the period beginning as of the date of this Agreement and ending two years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Time Period shall mean the period beginning as of the date of this Agreement and ending one year thereafter, or such other period as the court shall determine to be reasonable. The Time Period shall be extended by the number of days in any period in which Executive is in default or breach of this Agreement.

         2. PAYMENT. As full consideration for Executive entering into this Agreement, the Company shall pay to Executive or a person or entity designated by Executive the sum of [$700,000/700,000/300,000/300,000], which sum shall be payable in 7 equal annual installments of $________, with the first such installment due within 10 days after the consummation of the transactions contemplated by the Merger Agreement, and subsequent annual installments due on the annual anniversary of the date of this Agreement for the 6 years thereafter. If the Company fails to make any such annual payment within 30 days after the date it is due, all amounts remaining to be paid under this Agreement shall accelerate and become immediately due and payable upon written demand by Executive. Following any such acceleration, Executive shall no longer be bound by the covenants in this Agreement until such time as the Company has paid Executive all amounts due Executive under this Agreement, including accelerated amounts. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment to Executive during such time as Executive is in default or breach of this Agreement.

         3. COVENANTS. Executive covenants and agrees that, during the Time Period, Executive shall not, directly or indirectly, individually or as a stockholder, partner, member, financier, agent, employee, representative or consultant for or otherwise on behalf of or in conjunction with any Person:

                  (a) NONCOMPETITION. Engage or have any interest, direct or indirect, in any business in competition with the Businesses, as the Businesses are constituted on the date hereof (whether or not the Businesses are subsequently carried on by the Company, the Affiliated Corporations or by any successor or subsequent purchaser of the Businesses), within the Area; provided, however, that this shall not preclude Executive from: (i) owning less than 1% of the securities of any publicly traded entity; or (ii) owning J. R. Capital, Inc. ("J.R.") and conducting through J. R. the business of C&D recycling, transfer and disposal at J.R.'s facilities at Homestead, Riviera Beach, Lox Road, Davie, and Naples as presently conducted pursuant to J.R.'s Management Agreement with Delta Recycling, Inc. dated November 1, 1999 as in effect on the date of the Merger Agreement. Notwithstanding clause (ii) above, however, J.R. shall be precluded from conducting hauling operations, from expanding its business in competition with the Businesses to facilities other than those listed above, and from subcontracting with any




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person or entity other than the Company to perform the services presently performed by the Company under the Star Agreement.

                  (b) NONSOLICITATION OF CUSTOMERS. Solicit or assist in the solicitation of any Customers in the Area for any business of a nature that directly or indirectly competes with the Businesses; or

                  (c) NONSOLICITATION OF EMPLOYEES. Hire, employ, solicit, or otherwise encourage or entice to leave their employment with the Company or the Affiliated Corporations, any of the Company's or the Affiliated Corporations' employees, , other than immediate family members of Executive.

         4. ENFORCEABILITY. Executive represents and warrants to and covenant with the Company as follows:

                  (a) The covenants in this Agreement are reasonably necessary for the protection of the interests of the Company and the Affiliated Corporations, are reasonable as to duration, scope and territory, and are not unreasonably restrictive of Executive.

                  (b) If Executive breaches any covenants set forth in this Agreement, such breach would cause irreparable harm to the Company and the Affiliated Corporations. In the event it is judicially determined that Executive has breached any such covenants, the Company and the Affiliated Corporations shall be entitled, in addition to monetary damages and to any other remedies available to the Company and the Affiliated Corporations under this Agreement and at law, to equitable relief, including injunctive relief, and the payment by Executive of all costs incurred by the Company and the Affiliated Corporations in enforcing the provisions of this Agreement, including reasonable attorneys' fees.

                  (c) Notwithstanding subsection (a), should any court of competent jurisdiction determine that any covenants in this Agreement are unreasonable as to duration, scope, or territory, the covenants shall be enforceable as provided in this Agreement with respect to the maximum duration, scope and territory as the court determines to be reasonable.

         5. ASSIGNMENT; BINDING EFFECT; AMENDMENT. This Agreement and the rights of the parties under it may not be assigned (except by operation of law, except that they may be assigned by the Company to an affiliate of the Company or to any successor of the Company to the Businesses without the consent of Executive, and except that Executive may assign his rights, but not his obligations, under this Agreement to an entity of which he owns a majority of the voting interests without the consent of the Company) and shall be binding upon and shall inure to the benefit of the parties. In addition, this Agreement shall inure to the benefit of: (a) the Affiliated Corporations; and (b) Executive's estate in the event of Executive's death, in which case the Company shall continue to make payments under this Agreement to Executive's estate as and when they would have been made to Executive. This Agreement constitutes a valid and binding agreement of the parties enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by each party.

         6. ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive statement of the agreement among the parties with relation to the subject matter of this Agreement. There



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are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of, any prior or contemporaneous discussions, correspondence, or oral or written agreements or arrangements of any kind.

         7. COUNTERPARTS. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         8. NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier, or by delivering the same in person to such party, addressed as follows:

                  (a)      If to Executive, addressed to Executive at:

                           6800 Gleneagle Drive
                           Miami Lakes, Florida 33014





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                           with a copy to:

                           Atlas Pearlman, P.A.
                           Suite 1700
                           350 East Las Olas Boulevard
                           Fort Lauderdale, Florida 33301
                           Attn:  Joel D. Mayersohn

                           and with a copy to:

                           Weiss & Federici LLP
                           30 Main Street
                           Port Washington, New York 11050
                           Attn:  Samuel G. Weiss

                  (b)      If to the Company, addressed to it at:

                           c/o Allied Waste Industries, Inc.
                           15880 N. Greenway-Hayden Loop, Suite 100
                           Scottsdale, AZ 85260
                           Attn: Michael G. Hannon, Vice President - Mergers and Acquisitions

                           with a copy to:

                           Allied Waste Industries, Inc.
                           15880 N. Greenway-Hayden Loop, Suite 100
                           Scottsdale, AZ 85260
                           Attn:  Steven M. Helm, Vice President and
                                  General Counsel

                           and a copy to:

                           Fennemore Craig, P.C.
                           3003 North Central Avenue
                           Suite 2600
                           Phoenix, AZ 85012
                           Attn:  W. T. Eggleston, Jr.

Notice shall be deemed given and effective the day personally delivered, the day sent by overnight courier, subject to signature verification, and the day of deposit in the U.S. mail of a writing addressed and sent as provided above. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.




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         10. NO WAIVER. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after that waiver.

         12. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         13. CONSTRUCTION. The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word "include" or "including" means include or including, without limitation.

         14. ATTORNEYS' FEES. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         15. REVIEW BY COUNSEL. Executive acknowledges and agrees that Executive has had the opportunity to review this Agreement with legal counsel of Executive's choosing.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   Executive:


                                   [Jack R. Casagrande/Patrick F. Marzano/Frank
                                   P. Marzano/Rick Casagrande]


                                   THE COMPANY:

                                   Star Services Group, Inc.



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------


GUARANTEE:

         Allied Waste North America, Inc., a Delaware corporation ("Parent"), hereby guarantees the obligations of the Company to Executive contained in
Section 2 of the Agreement.

                                   Allied Waste North America, Inc.



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Its:
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